EXHIBIT 11
                                  ----------

                    CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)


                                           For the Six Months Ended August 31,
                                         ---------------------------------------
                                               1998                  1997
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $29,387   $29,387     $22,411   $22,411
Adjustments                                 --        --          --        --
                                         -------   -------     -------   -------
Income applicable to common shares       $29,387   $29,387     $22,411   $22,411
                                         -------   -------     -------   -------
Shares:
Weighted average common shares
  outstanding                             18,669    18,669      18,665    18,665
Adjustments:
  Stock options                             --         499        --         337
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,669    19,168      18,665    19,002
                                         -------   -------     -------   -------
Earnings per common share                $  1.57   $  1.53     $  1.20   $  1.18
                                         =======   =======     =======   =======


                                          For the Three Months Ended August 31,
                                         ---------------------------------------
                                               1998                  1997
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $15,772   $15,772     $12,365   $12,365
Adjustments                                 --        --          --        --
                                         -------   -------     -------   -------
Income applicable to common shares       $15,772   $15,772     $12,365   $12,365
                                         -------   -------     -------   -------
Shares:
Weighted average common shares
  outstanding                             18,589    18,589      18,559    18,559
Adjustments:
  Stock options                             --         462        --         403
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,589    19,051      18,559    18,962
                                         -------   -------     -------   -------
Earnings per common share                $  0.85   $  0.83     $  0.67   $  0.65
                                         =======   =======     =======   =======